WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT
AND LOAN DOCUMENTS

THIS WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT AND LOAN DOCUMENTS ("Amendment") is executed as of May 7, 2019 (the " Effective Date"), by and between the financial institutions signatory hereto (individually a “Lender,” and collectively the “Lenders”), CITIZENS BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (in such capacity, the “Agent”), UNIQUE FABRICATING NA, INC., a Delaware corporation ("US Borrower"), and UNIQUE-INTASCO CANADA, INC., a corporation organized under the laws of the province of British Columbia ("CA Borrower", called together with US Borrower, the "Borrowers" and each of them referred to herein as a "Borrower").

RECITALS

WHEREAS, Borrowers, Agent and the Lenders are party to an Amended and Restated Credit Agreement dated November 8, 2018 (as may be amended from time to time, the "Agreement"), providing terms and conditions governing certain loans and other credit accommodations extended and to be extended by the Lenders and/or Agent to Borrowers, together with various other documents, written agreements, certificates and instruments between Agent, Lenders, Borrowers and/or Guarantors in connection therewith (the foregoing, as amended or modified from time to time, are collectively referred to herein as the "Loan Documents");

WHEREAS, Borrowers agree and acknowledge that an Event of Default has occurred under the Agreement as a result of Borrowers' failure to maintain a Total Leverage Ratio not in excess of 3.50 to 1.00 as of March 31, 2019 in accordance with Section 7.1(a) of the Agreement (the "Existing Default");

WHEREAS, each Borrower reaffirms, ratifies and confirms the Loan Documents and the Indebtedness as valid and binding. Each Borrower acknowledges that Agent and Lenders have duly performed all of their obligations under the Loan Documents;

WHEREAS, Borrowers, Lenders and Agent desire to enter into this Amendment to temporarily waive the Existing Default in accordance with the terms set forth herein, and make certain amendments and modifications to the Agreement and Loan Documents as set forth herein.

NOW, THEREFORE, IT IS HEREBY AGREED by Borrowers, Agent and Lenders, that the Agreement is hereby amended as follows:

1.Defined Terms. In this Amendment, capitalized terms used without separate definition shall have the meanings given them in the Agreement.

2.Temporary Waiver.

(a)The Agent and Lenders hereby grant a temporary waiver (the "Temporary Waiver") of the Existing Default through the earlier to occur of (i) June 15, 2019, and (ii) the satisfaction of the Full Waiver Condition (as defined below), as determined by Agent in its sole discretion (the "Waiver Period"). The Temporary Waiver shall automatically, and without any action, notice, demand or any other occurrence, expire as of the end of the Waiver Period. Upon expiration of the Waiver Period, the Existing Default shall be deemed reinstated and in full force and effect.

(b)Except as expressly described in this Amendment, the Temporary Waiver shall not constitute (i) a modification or an alteration of the terms, conditions or covenants of the Loan Documents or (ii) a waiver, release or limitation upon the Agent's or Lenders' exercise of any of their rights and remedies thereunder, which are hereby expressly reserved, including without limitation, their rights and remedies as they relate to the Existing Default. This waiver shall not relieve or release the Borrowers or any Guarantor in any way from any of its respective duties, obligations, covenants or agreements under the Loan Documents or from the consequences of any Event of Default thereunder, except as expressly described above. This Temporary Waiver shall not obligate the Agent or Lenders, or be construed to require the Agent or Lenders, to waive any other Event of Default or defaults, whether now existing or which may occur after the date of this waiver.

(c)The term "Full Waiver Condition" shall mean the execution and delivery of a further amendment to the Agreement, pursuant to which the Agent, Lenders and Borrowers agree to certain revisions to the calculation of Total Leverage Ratio and such other financial covenants as are necessary when taking into account the Borrowers' current and future financial conditions.

3.No Distributions. Section 7.5(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

"(a)    [Reserved.]"
4.Representations and Warranties. Each Borrower represents, warrants, and agrees that:

(a)This Amendment may be executed in as many counterparts as Agent, the Lenders and Borrowers deem convenient, and shall become effective upon (i) delivery to Agent of all executed counterparts hereto, and (ii) execution and delivery of such other documents and instruments as the Agent and Lenders may require in connection herewith, including without limitation the consent of the Guarantors in the form attached as Exhibit A, all in form and content satisfactory to Agent.

(b)Except as expressly modified in this Amendment, the representations, warranties, and covenants set forth in the Agreement and in each Loan Document remain true and correct, continue to be satisfied in all respects, and are legal, valid and binding obligations, with the same force and effect as if entirely restated in this Amendment.

(c)When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of each Borrower enforceable in accordance with its terms. The Agreement, as amended by this Amendment, is ratified and confirmed and shall remain in full force and effect.

(d)Except for the Existing Default, no Default or Event of Default has occurred under the Agreement or any other Loan Document, and no event has occurred or condition exists that is or, with the giving of notice or lapse of time or both, would be such a Default or Event of Default.

5.No Waiver. The Borrowers hereby acknowledge and agree that no delay or failure of the Agent or the Lenders in exercising any right, remedy, power or privilege under the Agreement or the Loan Documents shall affect that right, remedy, power or privilege. No delay or failure of the Agent or Lenders to demand strict adherence to the terms of the Agreement or the other Loan Documents, shall be deemed to constitute a course of conduct inconsistent with the Agent's and Lenders' rights at any time, before or after the occurrence of any Event of Default, to prospectively demand strict adherence to the terms of the Agreement and the other Loan Documents.

6.No Other Changes; Ratification. Except as specifically provided in this Amendment, the terms and conditions of the Agreement and Loan Documents remain unchanged and in full force and effect, and the parties hereto ratify and confirm such terms and conditions. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Agreement.

7.Waiver and Release of All Claims and Defenses. Borrowers and their representatives, successors, assigns, agents, employees, officers, directors, members, managers and heirs hereby waive, relinquish, discharge and release Agent, Lenders and their successors, assigns, agents, employees and attorneys from all claims and defenses of every kind or nature, known or unknown, whether existing by virtue of state, federal, bankruptcy or non-bankruptcy federal law, by agreement or otherwise, against Agent or any Lender, whether previously or now existing or arising out of or relating to any transactions or dealings between Agent, Lenders, and Borrowers through the date of this

Amendment with respect to the Indebtedness or otherwise, including without limitation, any affirmative defenses, counter-claims, set-offs, deductions or recoupments.

8.Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

9.Other Modification. This Amendment may be altered or modified only by written instrument duly executed by Borrowers, Agent and the Lenders. In executing this Amendment, Borrowers are not relying on any promise or commitment of Agent or the Lenders that is not in writing signed by Agent and the Lenders.

10.Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of law.

11.No Defenses. Borrowers acknowledge, confirm, and warrant to Agent and the Lenders that as of the date hereof Borrowers have absolutely no defenses, claims, rights of set-off, or counterclaims against Agent and/or the Lenders under, arising out of, or in connection with this Amendment, the Agreement, the Loan Documents and/or the Indebtedness.

12.Expenses. Borrowers shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Agent incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.

13.WAIVER OF JURY TRIAL. THE LENDERS, THE AGENT AND THE BORROWERS KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT, THE AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE LENDERS, THE AGENT NOR THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS AND THE AGENT OR THE BORROWERS, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.
[Signatures on following pages]

This Amendment is executed and delivered as of the date first entered above.
BORROWERS:

UNIQUE FABRICATING NA, INC.,
as US Borrower

By:
Thomas Tekiele
Its:    Chief Financial Officer

UNIQUE-INTASCO CANADA, INC.,
as CA Borrower

By:
Thomas Tekiele
Its:    Secretary

SIGNATURES CONTINUE ON FOLLOWING PAGE

CITIZENS BANK, NATIONAL ASSOCIATION,
as Agent and Lender

By:
Michael Farley
Its:    Senior Vice President

COMERICA BANK,
as Lender

By:
Paul G. Russo
Its:    Vice President

FLAGSTAR BANK, FSB,
as Lender

By:
John Antonczak
Its:    Senior Vice President

KEYBANK NATIONAL ASSOCIATION,
as Lender

By:
David P. Opartney
Its:    Senior Vice President

EXHIBIT A
ACKNOWLEDGMENT AND CONSENT

Each of the undersigned hereby: (i) acknowledges and consents to the execution, delivery and performance of that certain Waiver and First Amendment to Credit Agreement and Loan Documents of even date herewith between Unique Fabricating NA, Inc. and Unique-Intasco Canada, Inc., as "Borrowers", Citizens Bank, National Association in its capacities as a "Lender" and "Agent", Comerica Bank, in its capacity as a "Lender", Flagstar Bank, FSB, in its capacity as a "Lender", and KeyBank National Association, in its capacity as a "Lender", executed in connection with the Amended and Restated Credit Agreement dated as of November 8, 2018 among Borrowers, Lenders and the Agent, as amended (the "Agreement"), and (ii) ratifies and affirms its Continuing Agreement of Guaranty and Suretyship dated as of April 29, 2016 (the "Guaranty"), which Guaranty remains in full force and effect with respect to all Indebtedness (as defined in the Agreement and as amended by this Amendment) and each of the other Loan Documents previously executed and delivered by it and/or Borrowers.

Executed as of the 7th day of May, 2019.

UNIQUE FABRICATING NA, INC.
UNIQUE FABRICATING, INC.
UNIQUE-CHARDAN, INC.
UNIQUE MOLDED FOAM TECHNOLOGIES, INC.
UNIQUE-PRESCOTECH, INC.
UNIQUE FABRICATING REALTY, LLC
UNIQUE FABRICATING SOUTH, INC.
UNIQUE-INTASCO USA, INC.

By:
    Thomas Tekiele, Secretary of each of
    the above entities